PROSPECTUS SUPPLEMENT #1
(To Prospectus dated July 15, 2010)
Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-167970
$4,990,000 in Convertible Notes
Shares of common stock underlying the Convertible Notes
Series A Warrants, Series B Warrants and Series C Warrants
Shares of common stock underlying the Series A Warrants, Series B Warrants and Series C Warrants
Pursuant to this prospectus supplement and the accompanying prospectus, we are offering to certain investors up to $4,990,000 in principal amount of convertible notes (“Notes”), Series A Warrants to purchase up to 2,495,000 shares, Series B Warrants to initially purchase up to 4,990,000 shares (subject to adjustment) and Series C Warrants to purchase up to 2,495,000 shares (collectively, “Warrants”), and shares of common stock underlying the Notes and Warrants. The Notes are being offered at an original issue discount of approximately 4.8% for an aggregate purchase price of $4,750,000. The initial conversion price of the Notes is $1.00, subject to adjustment. The initial exercise price of the Warrants is $1.00, subject to adjustment. The Series A and Series C Warrants are exercisable anytime after the earlier to occur of: (i) the six month and one day anniversary of the initial closing date and (ii) the date on which shareholder approval is obtained (as discussed below)) and have a five year term. The Series B Warrants are exercisable upon the earlier to occur of (i) the date on which shareholder approval is obtained and (ii) the date on which the Initial Notes are no longer outstanding and expire upon the earlier to occur of: (i) the first anniversary of the initial exercise date and (ii) the nine month anniversary of the date on which shareholder approval is obtained.
For a more detailed description of the Note and Warrants, see the section entitled “Description of Securities” beginning on page S-3.
We have retained Chardan Capital Markets, LLC, as our placement agent, to use its best efforts to solicit offers to purchase our securities in this offering. We have agreed to pay Chardan Capital Markets a fee equal to 8% of the gross proceeds raised from this transaction. See “Plan of Distribution” beginning on page S-6 of this prospectus supplement for more information regarding these arrangements.
Our common stock is listed on the Nasdaq Capital Market under the symbol “COIN.” On December 15, 2010, the closing price of our common stock on the Nasdaq Capital Market was $0.34 per share. There is currently no market for the Warrants or Notes and none is expected to develop after this offering.
This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.
As of December 17, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $43,453,951, based on 84,096,669 shares of outstanding common stock, of which 77,596,341 shares were held by non-affiliates, and a per share price of $0.56275 based on the average of the bid and asked price of our common stock within 60 days prior to the date of sale (October 19, 2010). During the period of 12 calendar months immediately prior to, and including, the date of this prospectus, we have offered securities in the amount of $10,968,368 pursuant to General Instruction I.B.6. of Form S-3.
Investing in our common stock, Notes and Warrants involves a high degree of risk. See the section entitled “Risk Factors” on page S-2 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the securities being offered pursuant to this prospectus supplement will be made as to purchasers on or about December 17, 2010.
The date of this prospectus supplement is December 17, 2010

About This Prospectus Supplement
     This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of securities and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of units. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.
     You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our securities.
Forward-Looking Statements
     Some of the information in this prospectus supplement and the documents we incorporate by reference contains forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus supplement and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus supplement and the documents we incorporate by reference may also contain forward-looking statements attributed to third parties relating to their estimates regarding the growth of our markets. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus supplement and the documents we incorporate by reference.
     You should also consider carefully the statements under “Risk Factors” and other section of this prospectus supplement and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus supplement and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

Prospectus Supplement
Prospectus

PROSPECTUS SUMMARY
     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors incorporated by reference herein. References to “we,” “us,” “our,” “Converted Organics” or the “Company” mean Converted Organics Inc. and its wholly owned subsidiaries.
The Offering

Common stock outstanding	84,096,669 shares as of December 16, 2010

Notes offered	We are offering convertible notes in the aggregate original principal amount of $4,990,000 (the “Notes”), which Notes are convertible into shares of our common stock. The Notes will be purchased in two tranches, the first of which shall involve the sale of Notes in the aggregate original principal amount of $3,939,473.68 (“Initial Notes”), and the second of which shall involve the sale of Notes in the aggregate original principal amount of $1,050,526.32 (“Additional Notes”) and shall be consummated effective upon the satisfaction (or waiver) of certain conditions described in this prospectus.

The Notes will be issued with an original issue discount of approximately 4.8%, and the purchase price of the Initial Notes is $3,750,000 and the purchase price of the Additional Notes is $1,000,000. The Notes are not interest bearing, unless we are in default on the Notes, in which case the Notes carry an interest rate of 18% per annum.

Series B Warrants offered	The Series B Warrants are exercisable upon the earlier to occur of us receiving shareholder approval (as discussed herein) or the Initial Notes are no longer outstanding (or the issuance date if issued after shareholder approval) and expires upon the earlier to occur of: (i) the first anniversary of the initial exercise date and (ii) the nine (9) month anniversary of the date on which shareholder approval is obtained. The Series B Warrants provide that the holders are initially entitled to purchase an aggregate of 4,990,000 shares (the warrants will be issued on a pro rata basis with the purchase of the Notes) at an initial exercise price of $1.00 per share. The exercise price and number of warrant shares are subject to adjustments as described in this prospectus.

Series A and C Warrants offered	The Series A and Series C Warrants are exercisable upon the earlier to occur of the six month and one day anniversary of the date of issuance or us receiving shareholder approval (or the initial closing date if issued prior to shareholder approval) and expire five years thereafter.

The Series A Warrants provide that the holders are initially entitled to purchase an aggregate of 2,495,000 shares (the warrants will be issued on a pro rata basis with the purchase of the Notes) at an initial exercise price of $1.00 per share. The exercise price is subject to adjustments as described in this prospectus.

The Series C Warrants provide that the holders are initially entitled to purchase an aggregate of 2,495,000 shares (the warrants will be issued on a pro rata basis with the purchase of the Notes) at an initial exercise price of $1.00 per share; provided that the Series C Warrants may only be exercised by the holders in the same proportion as the holders have already exercised their Series B Warrants. The exercise price is subject to adjustments as described in this prospectus.

Common Stock Underlying the Notes and Warrants	We are also offering pursuant to this prospectus all shares of common stock underlying the Notes and Warrants.

Use of proceeds	We shall use the proceeds solely for general working capital purposes, subject to certain restrictions described herein.

Nasdaq Capital Market symbol	Common stock: COIN

There is currently no market for the Warrants or Notes and none is expected to develop after this offering.

Risk factors	Investing in these securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section incorporated by reference into this prospectus.
     Our principal business office is located at 7A Commercial Wharf West, Boston, Massachusetts 02110, and our telephone number is (617) 624-0111. Our website address is www.convertedorganics.com. Information contained on our website or any other website does not constitute part of this prospectus.
RISK FACTORS
     Investment in our securities involves a high degree of risk. You should carefully consider the risks described below, those risks described in “Item 1A — Risk Factors” of our Form 10-K for the year ended December 31, 2009, which has been filed with the Securities and Exchange Commission and is incorporated herein by reference in its entirety, as well as other information in this prospectus supplement, the accompanying prospectus, in any other documents incorporated by reference, and in any Form 8-K filed subsequent to our annual report on Form 10-K before purchasing any of the securities. Each of the risks described in these sections and documents could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.
Risks Related to this Offering
The price per share at which we may repay the Notes and the exercise prices of the Warrants will likely be significantly less than $1.00 per share. A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.
     A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock. We have the right to pay the installment payments for the Notes in shares of our common stock based on the lower of (i) the conversion price then in effect and (ii) 85% of the average of the three lowest closing sale prices of our common stock during the 20 trading day period prior to payment of the installment amount. For example, assuming our current stock price on December 15, 2010 of $0.34 equaled our price for any installment payment, we would be valuing our shares at $0.289 per share if we used our shares to pay that installment. Additionally, although the Warrants have initial exercise prices of $1.00, these prices will be reduced in the future to the average price per share at which we repay the Note installment payments (assuming we choose to use shares for such payments). Furthermore, the number of shares underlying the Series B Warrant will increase if the exercise price of the Series B Warrrant decreases, such that the total exercise price of the Series B Warrant will remain $4,990,000. As such, the total number of the shares underlying the Notes and ther Series B Warrants is not known, and will likely be substantial.
     Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares.
We are required to hold a shareholders’ meeting no later than February 28, 2011 to vote on various proposals related to this offering, and if we fail to obtain such approval, we are required to continue to pursue such approval on a periodic basis.
     We have agreed to hold a shareholders’ meeting no later than February 28, 2011 to approve: (A) to the extent required by Nasdaq, the issuance of Notes and Warrants to be sold at the second closing, (B) the issuance of greater than 20% of our shares of common stock pursuant to the Notes and Series B Warrant, (C) the adjustment of the exercise price of the Series A and Series C Warrant below their floor prices, and (D) the adjustment of the exercise price of the Class G Common Stock Purchase Warrant to purchase 2,500,000 shares held by the purchaser below its temporary floor price.
     If we are unable to get the requested shareholder approval, we may be unable to repay the Notes using our common stock, which would require us to use our working capital to make the repayments. We may not have sufficient working capital to make such payments, or to the extent we are able to make such payments, it will reduce the amount of working capital we have to operate our business. In addition, if we are unable to obtain the requested shareholder approval, the exercise price of our Warrants will not be permitted to be reduced below the current floor price of $0.345, which may cause the exercise price to be greater than our market price and cause the Warrants to be worthless.
Our management will have broad discretion as to the use of certain of the proceeds from this offering, and we may not use the proceeds effectively.
     We have not designated the net proceeds from this offering to be used for any particular purpose, other than such proceeds must be used solely for general working capital purposes. Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value. Notwithstanding the foregoing, the use of such proceeds shall be subject to the restrictions described below under “Use of Proceeds.”
USE OF PROCEEDS
     We shall use the net proceeds from the sale of the Notes and Warrants solely for general working capital. Notwithstanding the foregoing, none of such proceeds shall be used, directly or indirectly, (i) for the satisfaction of any debt (other than payment of trade payables incurred after the date hereof in the ordinary course of business and consistent with prior practices) or (ii) for the redemption of any of our securities..
DIVIDEND POLICY
     We have not paid any cash dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, our capital requirements and general business conditions.

DILUTION
     Our unaudited net tangible book value of our common stock on September 30, 2010 was approximately $(19,624,108), or approximately $(0.44) per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of common stock outstanding. Dilution per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.
     In calculating the amounts in the following table, we have assumed that the initial conversion price of the Notes of $1.00 per share and the initial exercise price of the Warrants of $1.00 per share is the price at which holders of the Notes and Warrants will purchase shares of common stock. After giving effect to: (i) the conversion of the Notes into 4,990,000 shares of common stock at the conversion price of $1.00 per share, (ii) the exercise of the Warrants into 9,980,000 shares of common stock at an exercise price of $1.00 per share, and (iii) after deducting estimated offering expenses of $1,300,000 (which includes the maximum fee to our placement agent assuming the full exercise of the Warrants), our net tangible book value at September 30, 2010 would have been approximately $(6,194,108), or approximately $(0.11) per share. This represents an immediate dilution of $1.11 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution:

Public offering price per share		$1.00
Net tangible book value per share as of September 30, 2010	$(0.44))
Increase per share attributable to the current offering	$0.33

Net tangible book value per share as of September 30, 2010 after giving effect to the shares in this offering	$(0.11)

Dilution per share to new investors		$1.11
DESCRIPTION OF SECURITIES
The material terms and provisions of the Notes and Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. The summary is subject to, and qualified in its entirety by, the form of Notes and Warrant which will be provided to each purchaser in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.
Description of Notes
     We are offering Notes in the aggregate original principal amount of $4,990,000, which Notes are convertible into shares of our common stock, such Notes to be purchased in two tranches, the first of which shall involve the sale of Notes in the aggregate original principal amount of $3,939,473.68 (the “Initial Notes”), and the second of which shall involve the sale of Notes in the aggregate original principal amount of $1,050,526.32 (the “Additional Notes”) and shall be consummated upon the satisfaction (or waiver) of certain conditions.
     The Notes will be issued with an original issue discount of approximately 4.8%, and the purchase price of the Initial Notes will be $3,750,000 and the purchase price of the Additional Notes will be $1,000,000. The Notes are not interest bearing, unless we are in default on the Notes, in which case the Notes carry an interest rate of 18% per annum.
     The Notes are initially convertible into shares of common stock at a conversion price of $1.00 per share; provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the Notes will be lowered to the per share price for the dilutive issuances. We also have the right, at our option, to permit the holders of the Notes to convert at a lower price specified by us for a period specified by us. We are required to repay the Notes in six equal monthly installments commencing February 1, 2011, either in cash or in shares of our common stock. If we choose to utilize shares of our common stock for the payment, we must make an irrevocable decision to use shares 22 trading days prior to the installment payment date, and the value of our shares will be equal to the lower of (i) the conversion price then in effect and (ii) 85% of the average of the three lowest closing sale prices of our common stock during the 20 trading day period prior to payment of the installment amount (the “Installment Conversion Price”). If we choose to make an installment payment in shares of common stock, we must make a pre-installment payment of shares (the “Pre-Installment Shares”) to the Note holders 20 trading days prior to the installment date based on the same formula during the preceding 20 trading days. On the installment date, to the extent we owe the Note holders additional shares in excess of the Pre-Installment Shares to satisfy the installment payment, we will issue the Note holders additional shares, and to the extent we have issued excess shares, such shares will be applied to future payments.
     If an event of default occurs under the Note, we must redeem the Notes in cash at the greater of 135% of the unconverted principal amount or 135% of the greatest equity value of the shares of common stock underlying the Notes from the date of the default until the redemption is completed.
     The conversion price of all the Notes is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of the Notes may be limited if, upon exercise, the holders or any of their affiliates would beneficially own more than 4.9% of our common stock.
Description of Warrants
     We are offering to the purchaser of the Notes warrants to acquire shares of common stock, in the form of three warrants: (i) the “Series A Warrant”, (ii) the “Series B Warrant” and (iii) the “Series C Warrant” (collectively, the “Warrants”). The Warrants will be issued in two tranches on the dates the Initial Notes and Additional Notes are issued, on a pro rata basis based on the principal amount of Notes being issued. The first closing is referred to herein as the “Initial Closing” and the second closing is referred to herein as the “Additional Closing.”
     Series B Warrants
     The Series B Warrants are exercisable anytime after the earlier to occur of us receiving shareholder approval (as discussed below) or the date on which Initial Notes are no longer outstanding (or the issuance date if issued after shareholder approval) and expire upon the earlier to occur of: (i) the first anniversary of the initial exercise date and (ii) the nine (9) month anniversary of the date on which shareholder approval is obtained. The Series B Warrants provide that the holders are initially entitled to purchase an aggregate of 4,990,000 shares (warrants to purchase 3,939,474 shares of common stock will be issued at the Initial Closing and a warrant to purchase 1,050,526 shares of common stock will be issued at the Additional Closing) at an initial exercise price of $1.00 per share. If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series B Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series B Warrants will adjust to the average of the Installment Conversion Prices used to repay the Initial Notes (see above for a discussion of the Note installment payments). The floor price for the exercise price of the Series B Warrants is $0.345. The number of shares underlying the Series B Warrants will adjust whenever the exercise price adjusts, such that at all times the aggregate exercise price of the Series B Warrants will be $4,990,000 ($3,939,473 for the Series B Warrant issued in the Initial Closing and $1,050,526 for the Series B Warrants issued in the Additional Closing).
     To the extent we enter into a fundamental transaction, we have agreed to purchase the Series B Warrants from the holders at their Black-Scholes value. A “fundamental transaction” means that (i) we or any of our subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into any other person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our respective properties or assets to any other person, or (3) allow any other person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of our voting stock, or (4) consummate a stock or share purchase agreement or other business combination with any other person whereby such other person acquires more than 50% of the outstanding shares of our voting stock, or (5) reorganize, recapitalize or reclassify our common stock, or (ii) any “person” or “group” (as these terms are used for purposes of the securities laws is or shall become the “beneficial owner,” directly or indirectly, of 50% of the aggregate ordinary voting power represented by our issued and outstanding voting stock.
     If our common stock trades at a price at least 200% above the Series B Warrants exercise price (“Trigger Price”) for a period of 10 trading days at any time after we get shareholder approval (discussed below), we may force the exercise of the Series B Warrants if we meet certain conditions. These conditions include, among other items, that (1) our common stock trade for a price at or above the Trigger Price on any day during the period commencing on the date we give notice of our intention to force exercise and ending on the day immediately preceding the mandatory exercise date; and (2) the aggregate dollar trading volume (as reported on Bloomberg) of our common stock on any day during the period commencing on the mandatory exercise notice date and ending on the day immediately preceding the mandatory exercise date is less than $250,000 per day.
     Series A and C Warrants

     The Series A and Series C Warrants are exercisable anytime after the earlier to occur of: (i) the six month and one day anniversary of the date of issuance and (ii) the date on which shareholder approval is obtained (or the initial closing date if issued prior to shareholder approval) and have five year terms. The Series A Warrants provide that the holders are initially entitled to purchase an aggregate of 2,495,000 shares (warrants to purchase 1,969,737 shares of common stock will be issued at the Initial Closing and a warrant to purchase 525,263 shares of common stock will be issued at the Additional Closing) at an initial exercise price of $1.00 per share. The Series C Warrants provide that the holders are initially entitled to purchase an aggregate of 2,495,000 shares (warrants to purchase 1,969,737 shares of common stock will be issued at the Initial Closing and a warrant to purchase 525,263 shares of common stock will be issued at the Additional Closing) at an initial exercise price of $1.00 per share; provided that the Series C Warrants may only be exercised by each holder in the same proportion as such holder has already exercised its Series B Warrants. For example, if a holder has exercised 20% (by dollar value) of its Series B Warrants, then it may exercise 20% (by dollar value) of its Series C Warrants.
     If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series A and Series C Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series A and Series C Warrants will adjust to the average of the Installment Conversion Prices used to repay the Initial Notes (see above for a discussion of the Note installment payments). Until we obtain shareholder approval (as discussed below), the floor price of the Series A and Series C Warrants is $0.345.
     To the extent we enter into a fundamental transaction (as defined above), we have agreed to purchase the Series A and Series C Warrants from the holders at their Black-Scholes value.
     The exercise price of all the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.
     Our obligation to issue and sell the Additional Notes and Warrants to the investors at the Additional Closing is subject to the satisfaction by the investors of certain conditions, including that such investors shall have delivered to us the Additional Purchase Price for the Additional Notes and Warrants and that the investors representations and warranties shall remain true and correct in all material respects as of the Additional Closing Date. The obligation of the investors to purchase the Additional Notes and Warrants at the Additional Closing is subject to satisfaction by us of certain conditions, including, without limitation, that we shall have obtained the shareholder approval discussed below and that no event or series of events shall have occurred that would result in a material adverse effect on us.
Limitations on Exercise
     Until we receive shareholder approval (as discussed below), we may not issue the holders of the Notes or Series B Warrants, upon their conversion or exercise, as applicable, 20% or more of our common stock outstanding on the date hereof. The exercisability of the Notes and Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.
Shareholder Approval; Other Covenants
     We have agreed with the investors of the Notes and Warrants to, among other things, (i) not issue any securities for a period of 90 days from the date from the date hereof, subject to certain exceptions (ii) not to enter into a variable rate transaction at any time while the Notes or Warrants are outstanding, (iii) for a period of one year from the date hereof to allow the investors to participate in future issuances of securities, subject to certain exceptions; and (iv) to hold a shareholder meeting by February 28, 2011 to approve: (A) the issuance of greater than 19.99% of our shares of common stock pursuant to the Notes and Series B Warrants, (B) the adjustment of the exercise price of the Series A and Series C Warrants below their floor prices, and (C) issuance of the Additional Notes and additional Warrants at the Additional Closing and (D) the elimination of the temporary floor price in the Class G warrants held by one of the investors.

PLAN OF DISTRIBUTION
     Chardan Capital Markets, LLC, which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement. The placement agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable efforts to arrange for the sale of all of the securities offered hereby. Therefore, we will enter into a securities purchase agreement directly with the purchaser in connection with this offering.
     The placement agent proposes to arrange for the sale to two purchasers of the securities offered pursuant to this prospectus supplement through a securities purchase agreement between the purchasers and us. We will enter into a securities purchase agreement with the purchasers pursuant to which we will sell to the purchaser $4,990,000 in principal amount of Notes and the Warrants to purchase up to an additional 9,980,000 shares (subject to upward adjustment) of our common stock, at an aggregate purchase price of $4,750,000.
     We negotiated the price in this offering with the purchasers. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.
     The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock, Notes and Warrants by the placement agent. Under these rules and regulations, the placement agent (1) may not engage in any stabilization activity in connection with our securities; and (2) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.
     From time to time in the ordinary course of their respective businesses, the placement agent or its affiliates have in the past and may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses; however, we have no such current arrangements with the placement agent.
     We will also agree to indemnify the purchasers and the placement agent against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the securities purchase agreement. We have agreed to indemnify the placement agent against liabilities under the Securities Act.
Fees
     The placement agent will be entitled to a cash fee of 8% of the gross proceeds paid to us for the securities we sell in this offering, when and as received by us. Assuming we complete the offering for $4,990,000 in principal amount of Notes and the Warrants at an aggregate purchase price of $4,750,000, the placement agent will receive a fee of $380,000. If we complete the offering for only $3,939,473.68 in principal amount of Notes and Warrants at an aggregate purchase price of $3,750,000, the placement agent will receive a fee of $300,000.
     Because there is no minimum offering amount required, the actual total placement agency fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. The maximum fees to be received by any member of the Financial Industry Regulatory Association, or FINRA, or independent broker-dealer may not be greater than 8% of the initial gross proceeds from the sale of any securities being offered hereby.
     The sale of the Initial Notes and Warrants at the Initial Closing will be completed on December 17, 2010. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agency fees, will be approximately $80,000, which include legal and printing costs, and various other fees. At the closing, we will mail the Notes and Warrants directly to the purchasers at the respective addresses set forth in the securities purchase agreement.

Restrictions on Future Issuances of Securities
     In the securities purchase agreement, we will agree, subject to certain exceptions, that we will not within 90 days following the initial close of this offering (which period may be extended in certain circumstances), directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security, any convertible security, any debt, any preferred stock or any purchase rights.
     The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement. Copies of the placement agency agreement and the securities purchase agreement will be included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended. As permitted by the SEC, this prospectus supplement does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described below. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E. Washington DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov.
     This prospectus supplement is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.
INCORPORATION OF DOCUMENTS BY REFERENCE
     The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the Securities and Exchange Commission will update and supersede this information.
     We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:
•	Our Annual Report on Form 10-K for the year ended December 31, 2009.

•	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2010; June 30, 2010; and September 30, 2010.

•	Our Current Reports on Form 8-K or Form 8-K/A dated February 5, 2010; April 16, 2010; April 21, 2010; April 28, 2010; June 14, 2010; June 30, 2010; July 2, 2010; July 7, 2010; three reports on July 14, 2010; July 20, 2010; July 23, 2010; August 2, 2010; August 17, 2010; August 20, 2010; September 2, 2010; September 13, 2010; September 21, 2010; October 19, 2010; November 15, 2010; December 3, 2010; and December 13, 2010.

•	The description of our common stock contained in our registration statement on Form 8-A filed on May 30, 2007, and any amendment or report filed for the purpose of updating that description.

An updated description of our capital stock is included in this prospectus under “Description of Securities.”

You may request a copy of these filings, at no cost, by contacting us at:

Converted Organics Inc. Attn: Corporate Secretary 7A Commercial Wharf West Boston, MA 02110 Phone: (617) 624-0111

PROSPECTUS
$75,000,000
Common Stock
Preferred Stock
Debt Securities
Convertible Debt Securities
Warrants
Units

We may offer, from time to time, in one or more series:
•	shares of common stock;

•	shares of preferred stock

•	secured or unsecured senior debt securities, including convertible debt securities;

•	unsecured subordinated debt securities, including convertible debt securities;

•	warrants; and

•	units.
The securities:
•	will have a maximum aggregate offering price of $75,000,000;

•	will be offered at prices and on terms to be set forth in one or more accompanying prospectus supplements;

•	may be denominated in U.S. dollars or in other currencies or currency units;

•	may be offered separately or together, or in separate series; and

•	may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.
Our common stock, Class B warrants and Class H warrants are listed on the Nasdaq Capital Market under the symbols “COIN,” “COINZ” and “COINW,” respectively. On June 30, 2010, the closing sale prices of our common stock, Class B warrants and Class H warrants on the Nasdaq Capital Market were $0.63 per share, $0.12 per Class B warrant and $0.13 per Class H warrant.
As of June 30, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $25,451,901, based on 40,520,708 shares of outstanding common stock, of which 40,399,843 shares were held by non-affiliates, and a per share price of $0.63 based on the closing sale price of our common stock on that date. During the period of 12 calendar months immediately prior to, and including, the date of this prospectus, we have sold securities in the amount of $2,912,550 pursuant to General Instruction I.B.6. of Form S-3.
Investing in our securities involves risks. See “Risk Factors” beginning on page 1.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 15, 2010.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $75,000,000. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”
     This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find More Information.”
RISK FACTORS
     Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
CORPORATE INFORMATION
     Our principal executive offices are located at 137A Lewis Wharf, Boston, MA 02110, and our telephone number is (617) 624-0111. Our web site address is convertedorganics.com. Information on our web site is not part of this prospectus.
FORWARD-LOOKING STATEMENTS
     Some of the information in this prospectus, any prospectus supplement, and the documents we incorporate by reference contains forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, any prospectus supplement, and the documents we incorporate by reference may also contain forward-looking statements attributed to third parties relating to their estimates regarding the growth of our markets. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference.
     You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.
USE OF PROCEEDS
     Except as otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital or financing acquisitions and capital expenditures. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

DESCRIPTION OF SECURITIES WE MAY OFFER
     This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may offer from time to time up to $75,000,000 of any of the following securities, either separately or in units:
•	common stock;

•	preferred stock;

•	debt securities, including convertible debt securities;

•	warrants; and

•	units.
DESCRIPTION OF COMMON STOCK
     We are authorized to issue 250,000,000 shares of common stock. As of July 1, 2010, there were outstanding:
•	40,520,708 shares of common stock outstanding;

•	3,688,795 shares issuable upon the exercise of options issued pursuant to our current stock option plans;

•	29,312,012 shares issuable upon the exercise of outstanding warrants, and additional shares underlying a convertible note that is convertible into our common stock at the option of the holder at a price equal to the average closing price of our common stock on the NASDAQ Capital Market for the five days preceding conversion (as of June 30, 2010, the note had a remaining principal balance of approximately $286,450); and

•	3,458,047 shares issuable upon the exercise of options available for future grant under our stock option plans.
     Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of legally available assets at such times and in such amounts as our Board of Directors may from time to time determine. Each shareholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. Cumulative voting for the election of directors is not authorized.
     Our common stock is not subject to conversion or redemption and holders of our common stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of our company, the remaining assets legally available for distribution to shareholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time. Each outstanding share of common stock is fully paid and nonassessable.
Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws
     Our Certificate of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.
     Staggered Board. Staggered terms tend to protect against sudden changes in management and may have the effect of delaying, deferring or preventing a change in our control without further action by our shareholders. Our Board of Directors is divided into three classes, with one class of directors elected at each year’s annual shareholder meeting.
     Special Meetings. Our Bylaws provide that special meetings of shareholders can be called by the President, at the request of a majority of the Board of Directors or at the written request of holders of at least 50% of the shares outstanding and entitled to vote.

     Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. The ability to issue preferred stock may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.
     Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder unless:
•	Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder.

•	Upon completion of the transaction that resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

•	On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder.
     Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. An interested shareholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested shareholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. We also anticipate that Section 203 may also discourage attempted acquisitions that might result in a premium over the market price for the shares of common stock held by shareholders.
     The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests..
Limitation of Director Liability
     The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of the directors’ fiduciary duty of care. Although the law does not change the directors’ duty of care, it enables corporations to limit available relief in most cases to equitable remedies such as an injunction. Our certificate of incorporation limits the liability of directors to us or our shareholders to the fullest extent permitted by applicable law. Specifically, our directors will not be personally liable to us or our shareholders for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to us or our shareholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Indemnification
     To the maximum extent permitted by law, our bylaws provide for mandatory indemnification of directors and permit indemnification of our employees and agents against all expense, liability and loss to which they may become subject or which they may incur as a result of being or having been our director, officer, employee or agent. In addition, we must advance or reimburse directors and officers, and may advance or reimburse employees and agents, for expenses incurred by them as a result of indemnifiable claims.
Transfer Agent, Warrant Agent and Registrar
     The transfer agent and registrar for our common stock and warrant agent for our Class B warrants and Class H warrants is Computershare Shareholder Services, Inc., and its wholly owned subsidiary, Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021.
Listing
     Our common stock, Class B warrants and Class H warrants are listed on the Nasdaq Capital Market.
DESCRIPTION OF PREFERRED STOCK
     We are authorized to issue 10,000,000 shares of preferred stock.
     Our Board of Directors has the authority, without action by our shareholders, to designate and issue preferred stock in one or more series. Our Board of Directors may also designate the rights, preferences and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, these effects might include: (a) restricting dividends on the common stock; (b) diluting the voting power of the common stock; (c) impairing the liquidation rights of the common stock; and (d) delaying or preventing a change in control of our company without further action by our shareholders.
     As of the date of this prospectus, we have not authorized any classes of preferred stock.
DESCRIPTION OF DEBT SECURITIES
     The following description sets forth some general terms and provisions of the debt securities we may offer, but is not complete. The particular terms of the debt securities offered, and the extent to which the general provisions may or may not apply to the debt securities so offered, will be described in the prospectus supplement relating to the particular debt securities.
     Except as permitted by applicable law, any indentures will be qualified under the Trust Indenture Act of 1939, as amended. Except as permitted by applicable law, any senior debt securities will be issued under a senior indenture to be entered into between us and the trustee named in the senior indenture. Except as permitted by applicable law, any subordinated debt securities will be issued under a subordinated indenture to be entered into between us and the trustee named in the subordinated indenture.
     The following summaries of some material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture (as supplemented) applicable to a particular series of debt securities, including the definitions therein of some terms. As such the following provisions may be amended or modified by the terms of such indenture. If we so indicate in the prospectus supplement, the terms of any debt securities offered under that prospectus supplement may differ from the terms described below. In addition, to the extent an indenture is not required pursuant to applicable law, the following provisions may be modified in the instruments comprising the debt securities.
General
     Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

     Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under any applicable indenture.
     Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:
•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	whether the debt securities of the series will be guaranteed and the terms of any such guarantee;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture, if applicable;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities;

•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture, if applicable, relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depository for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented, if applicable.
     Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities.
Guarantees
     Debt securities may be guaranteed by our subsidiaries if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
Subordination
     The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, if any. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing indebtedness. Unless otherwise noted in the prospectus supplement, the subordinated indenture, if applicable, will not limit the amount of subordinated debt securities which we may issue, nor will it limit us from issuing any other secured or unsecured debt.
     Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities.
     In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.
     Unless otherwise indicated in an applicable prospectus, if any series of subordinated debt securities is guaranteed by certain of our subsidiaries, then the guarantee will be subordinated to the senior indebtedness of such guarantor to the same extent as the subordinated debt securities are subordinated to the senior indebtedness.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
     The indenture does not contain any covenant that restricts our ability to merge, consolidate, sell, convey, transfer or otherwise dispose of all or substantially all of our assets so long as no default or event of default under the indenture shall have occurred or be continuing immediately before and immediately after giving effect to such a transaction. Any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate.
     Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions providing for a put or increased interest or otherwise that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Events of Default, Notice and Waiver
     Unless we state otherwise in the applicable prospectus supplement, event of default means, with respect to any series of debt securities, any of the following:
•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the performance or breach of any other covenant or warranty by us in the indenture, if applicable, (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
     No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture, if applicable, may constitute an event of default under certain of our other indebtedness outstanding from time to time.
     If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
     The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
     If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Discharge, Defeasance and Covenant Defeasance
     We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen, destroyed or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.
     We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if, in addition to making the deposit with the trustee, we meet some specific requirements. Unless we state otherwise in the applicable prospectus supplement, among other things:
•	we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law;

•	we may not have a default on the debt securities discharged on the date of deposit;

•	the discharge may not violate any of our agreements; and

•	the discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.
Modification and Waiver
     Under the indenture, if applicable, unless an accompanying prospectus supplement states otherwise, we may modify and amend the indentures with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

•	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in money other than that stated in the debt securities;

•	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt security; or

•	make any change in the preceding amendment and waiver provisions.
     The indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.
Payment and Paying Agents
     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.
     Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.
     Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
     All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.
Denominations, Registrations and Transfer
     Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
     A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
•	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

•	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

•	there has occurred and is continuing a default or event of default with respect to the debt securities.
     If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.
Conversion or Exchange Rights
     The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.
Governing Law
     The indenture and/or debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.
Trustee
     The trustee or trustees under the indenture, if any, will be named in any applicable prospectus supplement.
DESCRIPTION OF WARRANTS
     The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference to the registration statement which includes this prospectus.
General
     We may issue warrants for the purchase of common stock, preferred stock, units or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock, units or debt securities, and the warrants may be attached to or separate from these securities.
     We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
     We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased, if not United States dollars;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock, preferred stock or units, the number of shares of common stock, preferred stock or units purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
     Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
     Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
     Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the company or warrant agent, as applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the company or warrant agent, as applicable.
     Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
     Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
     If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.
     The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock.
     Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1% in the exercise price. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.
     Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.
Modification of the Warrant Agreement
     The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:
•	to cure any ambiguity;

•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

Other Warrants
     Class B Warrants
     General. We have 4,932,438 Class B warrants outstanding. The Class B warrants may be exercised until the expiration date, which is February 16, 2012. Each Class B warrant entitles the holder to purchase one share of common stock at an exercise price of $11.00 per share. Accordingly, holders of the Class B warrants may currently purchase 1.47 shares of common stock for each warrant exercised, except for approximately 2.3 million Class B warrants that are owned by our bond holders, who may purchase one share of common stock for each warrant exercised. Accordingly, in the aggregate, holders of the Class B warrants may currently purchase a total of 6,177,012 shares of our common stock. A holder of warrants will not be deemed a holder of the underlying stock for any purpose until the warrant is exercised. If at their expiration date the Class B warrants are not currently exercisable, the expiration date will be extended for 30 days following notice to the holders of the warrants that the warrants are again exercisable. If we cannot honor the exercise of Class B warrants and the securities underlying the warrants are listed on a securities exchange or if there are three independent market makers for the underlying securities, we may, but are not required to, settle the warrants for a price equal to the difference between the closing price of the underlying securities and the exercise price of the warrants. Because we are not required to settle the warrants by payment of cash, and because there is a possibility that warrant holders will not be able to exercise the warrants when they are in-the-money or otherwise, there is a risk that the warrants will never be settled in shares or payment of cash.
     No Redemption. The Class B warrants are non-redeemable.
     Exercise. The holders of the Class B warrants may exercise them only if an appropriate registration statement is then in effect. To exercise a warrant, the holder must deliver to our transfer agent the warrant certificate on or before the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised. Fractional shares of common stock will not be issued upon exercise of the warrants.
     Class C Warrants and Class D Warrants
     General. In connection with our financing completed in May 2009, we issued Class C warrants to purchase an aggregate of 885,000 shares of common stock and Class D warrants to purchase an aggregate of 415,000 shares of common stock. The Class C warrants and Class D warrants both expire in May 2014. The initial exercise prices of the Class C warrants and Class D warrants were $1.00 per share and $1.50 per share, respectively. The warrants are subject to anti-dilution rights, which provide that the exercise price of the warrants shall be reduced if we make new issuances of our securities, with certain exceptions, below the warrants exercise prices to the price of such lower priced issuances. Pursuant to such provision, the exercise price of the Class D warrants has been reduced to and is currently at $1.02 per share. The Class C warrants and Class D warrants are non-redeemable. The warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average price per share of our common stock on the trading date immediately prior to the date of exercise and the applicable exercise price of the warrants.
     Fundamental Transactions. If, at any time while the warrants are outstanding, we (1) effect any merger or consolidation, (2) effect any sale of all or substantially all of our assets, (3) are subject to or complete a tender offer or exchange offer, (4) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or (5) engage in one or more transactions with another party that results in that party acquiring more than 50% of our outstanding shares of common stock, each, a “Fundamental Transaction,” then the holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to us or surviving entity shall assume the obligations under the warrant.
     Class E Warrants and Class F Warrants
     General. In connection with our financings completed in May 2009 and July 2009, we issued Class E warrants to purchase an aggregate of 1,500,000 shares of our common stock and Class F warrants to purchase 585,000 shares of our common stock. The Class E warrants and Class F warrants expire in May 2014 and July 2014, respectively, and have exercise prices of $1.63 and $1.25, respectively.
     The warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average price per share of our common stock on the trading date immediately prior to the date of exercise and the applicable exercise price of the warrants.
     Call Provision. Subject to certain exceptions, if the volume weighted average price per share of our common stock for each of five consecutive trading days exceeds $2.10 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like), then we may, within one trading day of the end of such period, call for cancellation of all or any portion of the unexercised warrants for consideration equal to $.0001 per share.
     Fundamental Transaction. If, at any time while the warrants are outstanding, we (1) consolidate or merge with or into another corporation, (2) sell all or substantially all of our assets or (3) are subject to or complete a tender or exchange offer pursuant to which holders of our common stock are permitted to tender or exchange their shares for other securities, cash or property, (4) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or (5) engage in one or more transactions with another party that results in that party acquiring more than 50% of our outstanding shares of common stock, each, a “Fundamental Transaction,” then the holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to us or surviving entity shall assume the obligations under the warrant.
     Class G Warrants
     General. In connection with our financing completed in September 2009, we issued Class G warrants to purchase an aggregate of 2,500,000 shares of common stock. The Class G warrants expire in September 2014. The initial exercise price of the Class G warrants is $1.25 per share. The warrants are subject to anti-dilution rights, which provide that the exercise price of the warrants be reduced if we make new issuances of our securities, with certain exceptions, below the warrant exercise price to the price of the lower priced securities; provided that without shareholder approval, the exercise price may not be reduced below $1.08 per share. The Class G warrants are non-redeemable. The warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average price per share of our common stock on the trading date immediately prior to the date of exercise and the applicable exercise price of the warrants.
     Fundamental Transactions. If, at any time while the warrants are outstanding, we (1) effect any merger or consolidation, (2) effect any sale of all or substantially all of our assets, (3) are subject to or complete a tender offer or exchange offer, (4) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or (5) engage in one or more transactions with another party that results in that party acquiring more than 50% of our outstanding shares of common stock, each, a “Fundamental Transaction,” then the holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to us or surviving entity shall assume the obligations under the warrant.
     Class H Warrants
     General. In connection with our public offering completed in October 2009, we issued Class H warrants to purchase an aggregate of 17,250,000 shares of common stock at an exercise price of $1.30 per share. The Class H warrants will expire on October 14, 2014 at 5:00 p.m., New York City time. The Class H warrants are not redeemable. The exercise price and number of shares of common stock issuable on exercise of the Class H warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the Class H warrants will not be adjusted for issuances of common stock, preferred stock or other securities at a price below their respective exercise prices.
     Exercise. No Class H warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the Class H warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Class H warrants. We will use our reasonable efforts to maintain a current prospectus relating to common stock issuable upon exercise of the Class H warrants until the expiration of the Class H warrants. However, we cannot assure you that we will be able to do so. The Class H warrants may be deprived of any value and the market for the Class H warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the Class H warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Class H warrants reside.
     No fractional shares will be issued upon exercise of the Class H warrants. Whenever any fraction of a share of common stock would otherwise be required to be issued or distributed upon exercise of the Class H warrants, the actual issuance or distribution made shall reflect a rounding of such fraction to the nearest whole share (up or down), with fractions of half of a share or less being rounded down and fractions in excess of half of a share being rounded up.
     Purchase Option Issued in October 2009 Offering
     We agreed to sell to the representative of the underwriters in our October 2009 public offering an option to purchase up to a total of 300,000 units at a per-unit price of $1.749, with each unit consistig of one share of common stock and one Class H warrant.
     IPO Underwriter’s Warrants
     In connection with our initial public offering, we issued to the representative of the underwriters warrants to purchase 131,219 units, consisting of 131,219 shares of our common stock, 131,219 Class A warrants and 131,219 Class B warrants. The underwriter’s warrants are exercisable for units until February 13, 2012. However, neither the underwriter’s warrants nor the underlying securities may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, except to any member participating in the offering and the officers or partners thereof, and only if all securities so transferred remain subject to the one-year lock-up restriction for the remainder of the lock-up period. We are obligated to cause a registration statement to remain effective until the earlier of February 13, 2012 and the time that all the underwriter’s warrants have been exercised, or will file a new registration statement covering the exercise and resale of these securities. If we cannot honor the exercise of the underwriter’s warrants and the securities underlying the warrants are listed on a securities exchange or if there are three independent market makers for the underlying securities, we may, but are not required to, settle the underwriter’s warrants for a price equal to the difference between the closing price of the underlying securities and the exercise price of the warrants. Because we are not required to settle the underwriter’s warrants by payment of cash, it is possible that the underwriter’s warrants will never be settled in shares or payment of cash. The common stock and public warrants issued to the underwriter upon exercise of these underwriter’s warrants will be freely tradable.
DESCRIPTION OF UNITS
     As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of common or preferred stock, or any combination of such securities. The applicable prospectus supplement will describe:
•	the terms of the units and of the warrants, debt securities, common stock and preferred stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION
     Pursuant to General Instruction I.B.6 of Form S-3 and so long as such instruction is applicable to us, we are permitted to use the registration statement of which this prospectus forms a part to sell a maximum amount of securities equal to one-third of the aggregate market value of our outstanding, publicly held voting and non-voting common equity in any 12 month period. We may, from time to time, offer and sell the securities registered hereby up to this maximum amount.
     We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:
•	the name or names of any underwriters, if any, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
     We may distribute the securities from time to time in one or more transactions at:
•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	varying prices determined at the time of sale related to such prevailing market prices; or

•	negotiated prices.
     Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
     If we use underwriters in the sale, they may acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.
     If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
     We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.
     We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
     In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The maximum commission or discount to be received by any underwriter, dealer or agent will not be greater than eight percent (8%) of the offering proceeds of the securities that may be sold under this prospectus.
Market Making, Stabilization and Other Transactions
     Our common stock, Class B warrants and Class H warrants are listed on the NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each series of warrants will be a new issue and will have no established trading market. The applicable prospectus supplement will indicate if we elect to list a series of warrants on an exchange. Any underwriters that we use in the sale of securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
     Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the security originally sold by the syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the security to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
     The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.
Derivative Transactions and Hedging
     We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell the securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic Auctions
     We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.
     Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such security is sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Many pricing methods can and may also be used.
     Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
Indemnification; General Information
     We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business. We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved.
LEGAL MATTERS
     The validity of the securities offered will be passed upon for us by Cozen O’Connor, Philadelphia, Pennsylvania.
EXPERTS
     The financial statements incorporated by reference in this prospectus have been audited by CCR, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov.
     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.
INCORPORATION OF DOCUMENTS BY REFERENCE
     The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the Securities and Exchange Commission will update and supersede this information.
     We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:
•	Our Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 31, 2010, and the amendment to our Annual Report on Form 10-K for the year ended December 31, 2009 filed on April 30, 2010.

•	Our Quarterly Report on Form 10-Q for the quarter year ended March 31, 2010.

•	Our Current Reports on Form 8-K dated February 5, 2010; March 29, 2010; April 16, 2010; April 21, 2010; April 28, 2010; June 14, 2010; and June 30, 2010.

•	The description of our common stock contained in our registration statement on Form 8-A filed on May 30, 2007, and any amendment or report filed for the purpose of updating that description.
     An updated description of our capital stock is included in this prospectus under “Description of Common Stock” “Description of Preferred Stock,” and “Description of Warrants.”
     We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. You may request a copy of these filings, at no cost, by contacting us at:
Converted Organics Inc.
Attn: Corporate Secretary
137A Lewis Wharf
Boston, MA 02110
Phone: (617) 624-0111

CONVERTED ORGANICS INC.
$75,000,000
Common Stock
Preferred Stock
Debt Securities
Convertible Debt Securities
Warrants
Units

PROSPECTUS

July 15, 2010
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.